Exhibit 99.1
Corporate Relations | 77 Beale Street | San Francisco, CA 94105 | 1 (415) 973-5930 | www.pgecorp.com
April 29, 2015

PG&E Corporation Reports First-Quarter 2015 Results

San Francisco, Calif.—PG&E Corporation’s (NYSE: PCG) first-quarter 2015 net income after dividends on preferred stock (also called “income available for common shareholders”) was $31 million or $0.06 per share, as reported in accordance with generally accepted accounting principles (GAAP). This compares with $227 million, or $0.49 per share, for the first quarter of 2014.

GAAP results include items that management does not consider part of normal, ongoing operations (items impacting comparability), which totaled $584 million pre-tax, or $0.81 per share, for the quarter. Chief among these items was the impact of penalties assessed by the California Public Utilities Commission (CPUC) in connection with the San Bruno accident, including a bill credit for customers and fines payable to the State General Fund.

“The lessons of San Bruno will never be forgotten and will continue to guide our work as we pursue our goal of becoming the nation’s safest and most reliable utility. In recent years we’ve made significant progress in improving our safety culture and the condition of our infrastructure, as shown by becoming one of the first natural gas utilities to earn two respected international safety certifications and by our strong gains in electric reliability. We have much more to do. Moving forward, we will continue to implement our plans to invest in the utility’s infrastructure and deploy new technology on behalf of our customers,” said Tony Earley, Chairman, CEO, and President of PG&E Corporation.

First-Quarter Earnings from Operations

On a non-GAAP basis, excluding items impacting comparability, PG&E Corporation’s earnings from operations for the first quarter of 2015 were $418 million, or $0.87 per share, up from $251 million, or $0.54 per share, during the same period in 2014. The largest factor contributing to this quarter-over-quarter increase was the timing of expense recovery authorized in the utility’s 2014 General Rate Case.

2015 Earnings Guidance

PG&E Corporation is issuing 2015 guidance for non-GAAP earnings from operations of $3.50 to $3.70 per share. On a GAAP basis, the range for projected earnings is $1.93 to $2.25 per share, reflecting the impact of the penalties assessed by the CPUC as well as some other items. Guidance is based on various assumptions and forecasts, including those relating to expenses, authorized revenues, capital expenditures, rate base, and equity issuances.

PG&E Corporation discloses historical financial results and provides guidance based on “earnings from operations” in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of items that management believes do not reflect the normal course of operations. Earnings from operations are not a substitute or alternative for consolidated income available for common shareholders presented in accordance with GAAP. See the accompanying tables for a reconciliation of the differences between results and guidance based on earnings from operations and results and guidance based on consolidated income available for common shareholders.

Supplemental Financial Information

In addition to the financial information accompanying this release, presentation slides for today's conference call with the financial community, including some of the assumptions and forecasts underlying 2015 EPS guidance, have been furnished to the Securities and Exchange Commission and are available on PG&E Corporation's website at: http://investor.pgecorp.com/financials/quarterly-earnings-reports/default.aspx.

Conference Call with the Financial Community to Discuss Financial Results

Today's call at 10:30 a.m., Eastern Time, is open to the public on a listen-only basis via webcast. Please visit http://investor.pgecorp.com/news-events/events-and-presentations/default.aspx for more information and instructions for accessing the webcast. The call will be archived on the website. Alternatively, a toll-free replay of the conference call may be accessed shortly after the live call until May 13, 2015, by dialing (866) 415-9493. International callers may dial (205) 289-3247. For both domestic and international callers, the replay pin 24147# will be required to access the replay.

Management's statements providing guidance for PG&E Corporation’s 2015 financial results and the underlying assumptions and forecasts constitute forward-looking statements that reflect management’s judgment and opinions. These statements and assumptions are necessarily subject to various risks and uncertainties, the realization or resolution of which may be outside management’s control. Actual results may differ materially. Factors that could cause actual results to differ materially include:

•	the outcome and timing of the 2015 Gas Transmission & Storage (GT&S) rate case, including the amount of revenue disallowance imposed as a penalty for improper ex-parte communications;

•
the timing and amount of fines, penalties, and remedial costs that the Utility may incur in connection with the federal criminal prosecution of the Utility, the CPUC’s investigation of the Utility’s natural gas distribution operations, the CPUC Safety and Enforcement Division’s unresolved enforcement actions, and the other investigations that have been or may be commenced relating to the Utility’s compliance with natural gas-related laws and regulations;

•
the timing and outcome of the CPUC’s investigation and the pending criminal investigations relating to communications between the Utility and the CPUC that may have violated the CPUC’s rules regarding ex-parte communications or are otherwise alleged to be improper, and whether such matters negatively affect the final decisions to be issued in the 2015 GT&S rate case or other ratemaking proceedings;

•
the Utility’s ability to control its costs within the adopted levels of spending and the extent to which actual costs that are not recovered through rates exceed the forecast of unrecovered costs due to changes in cost forecasts or the scope and timing of planned work;

•	the outcome of the CPUC’s investigation into the Utility’s safety culture;

•	the amount and timing of additional common stock issuances by PG&E Corporation;

•	the ability of PG&E Corporation and the Utility to access capital markets and other sources of debt and equity financing in a timely manner on acceptable terms;

•	the outcome of federal or state tax audits and the impact of any changes in federal or state tax laws, policies, regulations, or their interpretation; and

•	the other factors disclosed in PG&E Corporation’s and the Utility’s joint Annual Report on Form 10-K for the year ended December 31, 2014.

About PG&E Corporation

PG&E Corporation (NYSE: PCG) is a Fortune 200 energy-based holding company, headquartered in San Francisco. It is the parent company of Pacific Gas and Electric Company, California’s largest investor-owned utility. PG&E serves about 16 million Californians across a 70,000 square-mile service area in Northern and Central California. For more information, visit the Web site at http://www.pgecorp.com.

PG&E Corporation
Consolidated Statements of Income
(in millions, except per share amounts)

	(Unaudited)
	Three Months Ended
	March 31,
(in millions, except per share amounts)	2015	2014
Operating Revenues
Electric	$3,013	$3,001
Natural gas	886	890
Total operating revenues	3,899	3,891
Operating Expenses
Cost of electricity	1,000	1,210
Cost of natural gas	274	360
Operating and maintenance	1,923	1,299
Depreciation, amortization, and decommissioning	631	538
Total operating expenses	3,828	3,407
Operating Income	71	484
Interest income	1	3
Interest expense	(189)	(185)
Other income, net	58	19
Income (Loss) Before Income Taxes	(59)	321
Income tax provision (benefit)	(93)	91
Net Income	34	230
Preferred stock dividend requirement of subsidiary	3	3
Income Available for Common Shareholders	$31	$227
Weighted Average Common Shares Outstanding, Basic	477	459
Weighted Average Common Shares Outstanding, Diluted	481	460
Net Earnings Per Common Share, Basic	$0.06	$0.49
Net Earnings Per Common Share, Diluted	$0.06	$0.49
Dividends Declared Per Common Share	$0.46	$0.46

Reconciliation of PG&E Corporation Earnings from Operations to Consolidated Income Available for Common Shareholders in Accordance with Generally Accepted Accounting Principles (“GAAP”)
First Quarter, 2015 vs. 2014
(in millions, except per share amounts)

	Three Months Ended March 31,
	Earnings		Earnings per Common Share (Diluted)
	2015	2014	2015	2014

PG&E Corporation’s Earnings from Operations (1)	$ 418	$ 251	$ 0.87	$ 0.54

2015 Items Impacting Comparability: (2)
Pipeline related expenses (3)	(10)	-	(0.02)	-
Legal and regulatory related expenses (4)	(8)	-	(0.02)	-
Fines and penalties (5)	(369)	-	(0.77)	-

2014 Items Impacting Comparability: (2)
Natural gas matters (6)

PG&E Corporation Earnings on a GAAP basis	$ 31	$ 227	$ 0.06	$ 0.49

(1)	“Earnings from operations” is not calculated in accordance with GAAP and excludes items impacting comparability as described in Note (2) below.
(2)	Items impacting comparability reconcile earnings from operations with Consolidated Income Available for Common Shareholders as reported in accordance with GAAP.
(3)
For the three months ended March 31, 2015 the Utility incurred costs of $17 million, pre-tax, for pipeline related expenses, including costs related to the multi-year effort to identify and remove encroachments from transmission pipeline rights of way and costs to perform remaining work under the Utility’s pipeline safety enhancement plan (“PSEP”).

(4)
For the three months ended March 31, 2015 the Utility incurred costs of $14 million, pre-tax, for legal and regulatory-related expenses, including legal and other costs incurred in connection with various enforcement, regulatory, and litigation activities regarding natural gas matters and regulatory communications.

(5)
For the three months ended March 31, 2015 the Utility incurred costs of $553 million, pre-tax, associated with fines and penalties imposed by the CPUC on April 9, 2015 in the gas transmission pipeline investigations. As shown in the table below, these costs include an increase to the accrual for fines payable to the State General Fund, a charge for a bill credit for natural gas customers, and a charge for capital costs incurred during the three months ended March 31, 2015 that the Utility believes are probable of disallowance in the Gas Transmission and Storage rate case.

(in millions, pre-tax)	Three Months Ended March 31, 2015
Fine payable to the state	$(100)
Customer bill credit	(400)
Charge for disallowed capital	(53)
Fines and penalties	$(553)

Future fines or penalties may be imposed in connection with other enforcement, regulatory and litigation activities regarding natural gas matters and regulatory communications.

(6)
In 2014, natural gas matters included pipeline-related costs to perform work under the PSEP and other activities associated with safety improvements to the Utility’s natural gas system, as well as legal and other costs related to natural gas matters. Natural gas matters also included charges recorded related to fines, third party liability claims, and insurance recoveries in 2014.

Key Drivers of PG&E Corporation Earnings per Common Share (“EPS”) from Operations
First Quarter, 2015 vs. 2014
($/Share, Diluted)

First Quarter 2014 EPS from Operations (1)	$0.54

2014 GRC cost recovery (2)	0.21
Growth in rate base earnings	0.05
Nuclear refueling outage	0.05
Timing of taxes (3)	0.04
Gain on disposition of SolarCity stock	0.03
Miscellaneous	0.05
Timing of 2015 GT&S cost recovery (4)	(0.08)
Increase in shares outstanding	(0.02)
First Quarter 2015 EPS from Operations (1)	$0.87

(1)	See Exhibit A for a reconciliation of EPS from Operations to EPS on a GAAP basis.
(2)
Represents the increase in base revenues authorized by the CPUC in the 2014 GRC decision for the three months ended March 31, 2015, including the impact of flow-through ratemaking treatment for federal tax deductions for repairs.  In 2013, the Utility incurred approximately $200 million of expense and $1 billion of capital costs above authorized levels. The 2014 GRC decision authorized revenues that support this higher level of spending during 2014 and throughout the GRC period. The increase in revenue related to 2014 was not recognized until the quarter ended September 30, 2014, when the 2014 GRC decision was issued.

(3)	Represents the timing of taxes reportable in quarterly statements.
(4)
Represents expenses during the three months ended March 31, 2015 requested in the GT&S rate case with no corresponding increase in revenue. The Utility’s 2015 GT&S request to increase revenues is pending a CPUC decision. After a final decision is issued, the Utility will be authorized to collect any increase in revenue requirements from January 1, 2015.

PG&E Corporation Earnings Per Share Guidance

2015 EPS Guidance	Low	High
Estimated EPS on an Earnings from Operations Basis	$3.50	$3.70
Estimated Items Impacting Comparability: (1)
Pipeline related expenses (2)	(0.18)	(0.12)
Legal and regulatory related expenses (3)	(0.09)	(0.03)
Fines and penalties (4)	~ (1.30)	~ (1.30)
Estimated EPS on a GAAP Basis (5)	$1.93	$2.25

(1)
Items impacting comparability are those items that management believes do not reflect the normal course of operations. These items are excluded when calculating “earnings from operations” which is a non-GAAP measure that allows investors to compare the underlying financial performance of the business from one period to another. These items are included in calculating Consolidated Income Available for Common Shareholders in accordance with GAAP.

(2)
“Pipeline related expenses” includes costs related to the Utility’s multi-year effort to identify and remove encroachments from transmission pipeline rights-of-way and to perform remaining work associated with the PSEP. The pre-tax range of estimated costs is shown below.

	2015

(in millions, pre-tax)	Low EPS guidance	High EPS guidance
Pipeline related expenses	$(150)	$(100)

(3)
“Legal and regulatory related expenses” includes legal and other costs incurred in connection with various enforcement, regulatory, and litigation activities regarding natural gas matters and regulatory communications. The pre-tax range of estimated costs is shown below.

	2015

(in millions, pre-tax)	Low EPS guidance	High EPS guidance
Pipeline related expenses	$(150)	$(100)

(4)
“Fines and penalties” includes actual and future fines and penalties resulting from various enforcement, regulatory and litigation activities regarding natural gas matters and regulatory communications. Guidance of ~$1 billion is consistent with the estimated 2015 components of the $1.6 billion final penalty decision the CPUC issued on April 9, 2015 in the gas transmission pipeline investigations. Guidance does not include amounts for other future fines or penalties beyond the amounts already incurred.

	2015

(in millions, pre-tax)	Low EPS guidance	High EPS guidance
Fine payable to the state	$(100)	$(100)
Customer bill credit	(400)	(400)
Charge for disallowed capital	~ (350)	~ (350)
Disallowed revenue for pipeline safety expenses	~ (160)	~ (160)
Fines and penalties	~$ (1,000)	~$ (1,000)

(5)	The guidance provided does not include any potential environmental-related costs that the Utility could incur if the final order for remediation at Hinkley is more onerous than the Utility’s proposal.

Actual financial results for 2015 may differ materially from the guidance provided. For a discussion of the factors that may affect future results, see the Safe Harbor Statements.